As filed with the Securities and Exchange Commission on October 30, 2000

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               MAXXIS GROUP, INC.

             (Exact name of Registrant as Specified in Its Charter)



            GEORGIA                                     58-22-78241
   (State of incorporation or organization) (IRS Employer Identification No.)

          1901 MONTREAL ROAD, SUITE 108
                 TUCKER, GEORGIA                                    30084
     (Address of principal executive offices)                     (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

Securities Act registration statement file number to which this form relates:

                                   333-38623

Securities to be registered pursuant to Section 12(b)of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                              -------------------
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For information with respect to the common stock, no par value per share (the "Common Stock"), of Maxxis Group, Inc., a Georgia corporation (the "Registrant"), see the information under the captions "Description of Capital Stock" and "Dividend Policy" contained in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 24, 1997, as amended on January 8, 1998, March 5, 1998, May 13, 1998, June 11, 1998, and December 9, 1998 (as so amended, the "Registration Statement"). The Registration Statement is deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The following exhibits are filed as a part of the Registration
Statement:

Exhibit
  No.             Description
-------           -----------

3.1 Amended and Restated Articles of Incorporation and any Amendments thereto, (incorporated by reference to Exhibit 3.1 of Registration Statement on Form S-1, Registration No. 333-38623).

3.2               Amended and Restated Bylaws (incorporated by reference to
                  Exhibit 3.2 of Registration Statement on Form S-1, Registration No. 333-38623).

4.1 See Exhibits 3.1 and 3.2 for provisions of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company defining rights of holders of the Company's Common Stock (incorporated herein by reference to Exhibits 3.1 and 3.2 to the Registrant's Form S-1 Registration Statement File No. 333-38623).

4.2 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1, Registration No. 333-38623).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  MAXXIS GROUP, INC.
                                  (Registrant)









                                  By: /s/ Ivey J. Stokes
                                         ---------------------------------------
                                          Ivey J. Stokes
                                          Chief Executive Officer and President

Date:  October 30, 2000

                                  EXHIBIT INDEX

Exhibit
  No.             Description
-------           -----------

3.1 Amended and Restated Articles of Incorporation and any Amendments thereto, (incorporated by reference to Exhibit 3.1 of Registration Statement on Form S-1, Registration No. 333-38623).

3.2               Amended and Restated Bylaws (incorporated by reference to
                  Exhibit 3.2 of Registration Statement on Form S-1, Registration No. 333-38623).

4.1 See Exhibits 3.1 and 3.2 for provisions of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company defining rights of holders of the Company's Common Stock (incorporated herein by reference to Exhibits 3.1 and 3.2 to the Registrant's Form S-1 Registration Statement File No. 333-38623).

4.2 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1, Registration No. 333-38623).